Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NAVTEQ Corporation Deferred Executive Compensation Plan of our report dated March 10, 2006, with respect to the consolidated financial statements of Traffic.com, Inc. for the year ended December 31, 2005, incorporated by reference in NAVTEQ Corporation’s Form 8-K/A dated May 11, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 1, 2007